UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 25, 2014

Date of Report (Date of earliest event reported)

POLY SHIELD TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-33309	33-0953557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 S Andrews Ave, Suite 201 Fort Lauderdale, Florida		33316
(Address of principal executive offices)		(Zip Code)

1 (800) 648-4287

Registrant's telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Management Consulting Agreements with Joao da Costa and Mitchell Reed Miller

On June 25, 2014, Poly Shield Technologies Inc. and its Chief Financial Officer, Joao (John) da Costa, entered into a Management Consulting Agreement. Under the terms of his Management Consulting Agreement, Mr. da Costa will continue to act as the Company’s Chief Financial Officer and Treasurer for the term of three years, expiring on June 25, 2017, and will be entitled to a consulting fee of $7,500 per month, payable retroactively beginning as of April 1, 2014.

Also on June 25, 2014, Poly Shield Technologies Inc. entered into a Management Consulting Agreement with one of  its Directors, Mitchell Reed Miller. Under the terms of his Management Consulting Agreement, Mr. Miller will act as the Company’s Senior Vice President of Business Development for a term of three years, expiring on June 25, 2017, and will be entitled to a consulting fee of $22,500 per month, payable retroactively beginning as of April 1, 2014.

The foregoing descriptions of the Management Consulting Agreements for Mr. da Costa and Mr. Miller are not purported to be complete and are qualified in their entirety by reference to the complete text of such agreements attached as exhibits hereto.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit	Description
10.1	Management Consulting Agreement between Joao da Costa and Poly Shield Technologies Inc. dated effective as of June 25, 2014.
10.2	Management Consulting Agreement between Mitchell Reed Miller and Poly Shield Technologies Inc. dated effective as of June 25, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POLY SHIELD TECHNOLOGIES INC.

Date: June 30, 2014	By: /s/ Rasmus Norling

Name: Rasmus Norling
Title: CEO

3